                             STOCKHOLDERS AGREEMENT

          This STOCKHOLDERS AGREEMENT (this "AGREEMENT") is entered into as of February 2, 1999, by and among Harveys Casino Resorts, a Nevada corporation (the "COMPANY"), Colony HCR Voteco, LLC, a Nevada limited liability company ("VOTECO"), Colony Investors III, L.P., a Delaware limited partnership ("COLONY III"), and the securityholders of the Company as identified from time to time on Schedule A hereto (each an "EMPLOYEE STOCKHOLDER" and, together with Voteco and Colony III, the "STOCKHOLDERS").

                                  RECITALS

          WHEREAS, Harveys Acquisition Corporation, a Nevada corporation ("HAC"), merged with and into the Company as of the date hereof (the "CLOSING DATE"), with the Company being the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of February 1, 1998 (the "MERGER AGREEMENT");

          WHEREAS, in connection with the Merger Agreement, HAC, Charles W. Scharer, Stephen L. Cavallaro and John J. McLaughlin entered into a Memorandum of Understanding dated February 1, 1998, which provides, among other things, that (1) HAC shall grant to certain executive officers of Harveys the number of shares of Class A Common Stock, par value $.01 per share ("CLASS A COMMON"), and Class B Common Stock, par value $.01 per share ("CLASS B COMMON" and, collectively with the Class A Common, "COMMON STOCK"), equivalent in the aggregate to 3% of the Class A Common and Class B Common outstanding as of the time the Merger becomes effective pursuant to the Articles of Merger filed to effect the Merger, (2) HAC shall grant to such officers certain options to acquire and other rights with respect to the Common Stock and (3) certain such officers may acquire shares of Common Stock utilizing certain amounts payable to them pursuant to the Company's Supplemental Executive Retirement Plan; and

          WHEREAS, the Company, Voteco, Colony III and the Employee Stockholders desire to enter into this Agreement for the purpose of regulating certain aspects of their relationships with regard to each other and the Company.

          NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and the Stockholders agree as follows:

                                 ARTICLE I

                                DEFINITIONS

          As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon reference.

          "AFFILIATE" means (i) any Person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (including, without limitation, each of the Stockholders and their Related Parties), (ii) any spouse or non-adult child (including by adoption) of such Person, (iii) any relative other than a spouse or non-adult child (including by adoption) who has the same principal residence of any natural person described in clause (i) above, (iv) any trust in which any such Persons described in clause (i), (ii) or (iii) above has a beneficial interest and (v) any corporation, partnership, limited liability company or other organization of which any such Persons described in clause (i), (ii) or
(iii) above collectively own more than fifty percent (50%) of the equity of such entity. For purposes of this definition, beneficial ownership of more than ten percent (10%) of the voting common equity of a Person shall be deemed to be control of such Person.

          "APPROVED PURCHASER" means a proposed purchaser of Common Stock, that, in connection with its proposed purchase of Common Stock, (i) has obtained all licenses, permits, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals required to be obtained from, and has made all filings, notices or declarations required to be made with, all Gaming Authorities under all applicable Gaming Laws or (ii) is not required to obtain any such licenses, permits, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals.

          "MR. BARRACK" means Thomas J. Barrack, Jr., an individual.

          "BOARD" means the Board of Directors of the Company.

          "CLASS A COMMON" has the meaning set forth in the recitals hereto.

          "CLASS B COMMON" has the meaning set forth in the recitals hereto.

          "CLOSING DATE" has the meaning set forth in the recitals hereto.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMON STOCK" has the meaning set forth in the recitals hereto.

          "MR. DAVIS" means Kelvin L. Davis, an individual.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXEMPT TRANSFER" means transfers of Restricted Securities (i) by any Stockholder to such Stockholder's Related Parties, so long as effected pursuant to a BONA FIDE transaction not intended to avoid the provisions of this Agreement, (ii) subject to Section 2.4 hereof, by any Stockholder to any other Person pursuant to an effective registration statement under the Securities Act, and (iii) by any Employee Stockholder to the Company, Voteco, Colony III or Affiliates of the Company, Voteco or Colony III, PROVIDED that no transfer pursuant to the foregoing clause (i) shall be an Exempt Transfer unless the transferee agrees in writing to be bound by this Agreement as if such transferee were a Stockholder with respect to such transferred securities and evidences such agreement by executing a joinder agreement substantially in the form of Exhibit 1 hereto, and, PROVIDED FURTHER, that no transfer pursuant to the foregoing clauses (i) or (ii) shall be permitted unless the transferee is an Approved Purchaser.

          "GAMING AUTHORITIES" means all governmental authorities or agencies with regulatory control or jurisdiction over the gaming or gambling operations of the Company and its Subsidiaries.

          "GAMING LAWS" means any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated manufacturing, distribution, casino gambling and gaming activities and operations of the Company and its Subsidiaries.

          "IPO" means the closing of a public offering pursuant to an effective registration statement under the Securities Act covering shares of the Company's Common Stock, which shares are approved for listing or quotation on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

          "NRS" means the Revised Statutes of the State of Nevada.

          "OFFERED SECURITIES" has the meaning provided in Section 2.4(a).

          "OFFERING NOTICE" has the meaning provided in Section 2.4(a)(i).

          "OFFERING STOCKHOLDER" has the meaning provided in Section 2.4(a).

          "PERSON" means an individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization or any other similar entity.

          "QUALIFIED SALE" has the meaning set forth in Section 2.6(a).

          "QUALIFIED STOCKHOLDERS" means Charles W. Scharer, Stephen L. Cavallaro and John J. McLaughlin.

          "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with Section 3.1, including, without limitation, all registration, filing and NASD fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance.

          "RELATED PARTY" with respect to any Stockholder means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Stockholder or
(B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Stockholder and/or such other Persons referred to in the immediately preceding clause (A).

          "REOFFERED SHARES" has the meaning provided in Section 2.4(a)(iv).

          "RESTRICTED SECURITIES" means any Common Stock owned beneficially or of record by any Stockholder, including, in the case of Employee Stockholders, any shares of Common Stock that are subject to vesting, and excluding any securities of the Company beneficially owned by Voteco, Colony III or their respective Affiliates and convertible into, exchangeable for or otherwise providing the holder thereof any right to acquire shares of Common Stock. In addition, for purposes of determining a Qualified Stockholder's rights and obligations under Section 2.5 or Article III hereof in connection with a particular "tag-along" sale or registration, respectively, a Qualified Stockholder shall be deemed to have beneficial ownership of shares of Common Stock to be distributed to such Qualified Stockholder in a Special Distribution Event under a Deferred Compensation Agreement to which such Qualified Stockholder is a party to the extent such Special Distribution Event would occur as a result of such "tag-along" sale or registration, as applicable.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SUBSIDIARY" means, with respect to any Person, all other Persons of which such Person owns, directly or indirectly, a majority of the voting capital stock or is a general partner or otherwise has the power to control, by agreement or otherwise, the management and general business affairs of such other Person.

          "TAG-ALONG OFFEROR" has the meaning set forth in Section 2.5(a).

          "TAG-ALONG NOTICE" has the meaning provided in Section 2.5(a).

          "TAG-ALONG PERCENTAGE" has the meaning provided in Section 2.5(a).

          "TAG-ALONG SHARES" has the meaning provided in Section 2.5(a).

          "THIRD PARTY" has the meaning provided in Section 2.5(a).

          "TRANSFER" has the meaning provided in Section 2.1.

          "TRANSFER RESTRICTIONS AGREEMENT" has the meaning provided in
Section 2.5(a).

          "TRANSFEREE" has the meaning provided in Section 2.2.

                                 ARTICLE II
                          RESTRICTIONS ON TRANSFER

          Section 2.1    GENERAL.   With respect to each Employee
Stockholder, prior to the earlier of (1) that day following consummation of an IPO on which any agreement entered into with the underwriter or underwriters of such IPO restricting the ability of such Stockholder to sell, assign, hypothecate or otherwise transfer Restricted Securities expires or is terminated and (2) if no such agreement is entered into, the second business day following an IPO, no Stockholder shall, directly or indirectly, sell, assign, hypothecate or otherwise transfer (in each case, a "TRANSFER") Restricted Securities without the express, written consent of Voteco, which may be granted or denied at Voteco's sole and absolute discretion. Notwithstanding the immediately preceding sentence, this Agreement shall not at any time limit, restrict or apply to (1) any pledge of Restricted Securities held by an Employee Stockholder to secure obligations to the Company, (2) any Exempt Transfer or (3) any sale or other disposition of Restricted Securities by an Employee Stockholder pursuant to Section 2.5.

               (a) The Company shall not, and shall not permit any transfer agent or registrar for the Restricted Securities to, transfer upon the books of the Company any Restricted Securities purportedly Transferred by any Stockholder to any purported Transferee, in any manner, unless such purported Transfer has occurred in accordance with this Agreement, and any such purported Transfer not in compliance with this Agreement shall be void.

          Section 2.2 LEGENDS; SECURITIES SUBJECT TO THIS AGREEMENT. In the event a Stockholder shall Transfer any Restricted Securities (including any such Restricted Securities acquired after the date hereof) to any Person (all Persons acquiring Restricted Securities from a Stockholder, as described in this Agreement, regardless of the method of transfer, shall be referred to collectively as "TRANSFEREES" and individually as a "TRANSFEREE") in accordance with this Agreement, such securities shall nonetheless bear legends as provided in Section 4.1; PROVIDED that the provisions of this
Section 2.2 shall not apply in respect of a sale of Restricted Securities in a registered public offering under the Securities Act or pursuant to Rule 144, or any successor rule, under the Securities Act, pursuant to which the Transferee receives securities that are freely tradeable under the Federal securities laws.

          Section 2.3 NO VIOLATIONS OR BREACH. No Stockholder shall, directly or indirectly, Transfer any Restricted Securities at any time if such action would constitute a violation of any Federal or state securities laws, a breach of the conditions to any exemption from registration of Restricted Securities under any such laws, a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder or a violation of any Gaming Laws. In order to enforce the foregoing, the Company may request that, in addition to any other documentation reasonably required pursuant to this Agreement, the transferring Stockholder provide it with a written opinion of counsel, in form and substance reasonably acceptable to counsel to the Company, to the effect that such Transfer is exempt from registration under the Federal securities laws and does not violate any Gaming Laws, and that the transferee is an Approved Purchaser.

          Section 2.4    RIGHT OF FIRST OFFER.

               (a) GENERAL. Subject to Section 2.4(c) hereof, each time an Employee Stockholder proposes to Transfer any Restricted Securities, such Employee Stockholder (the "OFFERING STOCKHOLDER") shall first make an offering of such Restricted Securities (referred to collectively herein as the "OFFERED SECURITIES") to the Company in accordance with the following provisions:

                         (i) The Offering Stockholder shall deliver a notice (the "OFFERING NOTICE") to the Company stating (1) the Offering Stockholder's bona fide intention to offer such Offered Securities;
     (2) the number of shares of such Offered Securities to be offered for sale; (3) the price and terms, if any, upon which the Offering Stockholder proposes to offer such Offered Securities; and (4) that the proposed purchaser (the "PROPOSED PURCHASER") of the Offered Securities is an Approved Purchaser.

                         (ii) Within 15 days after the Offering Notice is given, the Company may elect to purchase from the Offering Stockholder, at the price and on the terms specified in the Offering Notice, any or all of the shares of Offered Securities offered in the Offering Notice. Such right shall be exercised by written notice delivered to the Offering Stockholder by the Company prior to the expiration of the 15-day exercise period.

                         (iii)     The closing of the purchase of any
     shares of Offered Securities by the Company shall take place at the principal offices of the Company (or such other location as the parties may agree on) within fifteen (15) business days after the expiration of the 15-day period following the giving of the Offering

     Notice on a date and at a time reasonably acceptable to each of the Company and the Offering Stockholder. At such closing, the Company shall make payment in the appropriate amount by means of a certified or cashier's check or a wire transfer for the benefit of the Offering Stockholder against delivery of certificates representing the securities so purchased, duly endorsed in blank by the Person or Persons in whose name such certificate is registered or accompanied by a duly executed and guarantied stock or security assignment separate from the certificate. The Company's obligation to effect such payment shall be conditioned on the delivery of such securities free and clear of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, except (a) as created by this Agreement, (b) with respect to each Qualified Stockholder, the Stock Option and Restricted Stock Agreement (the "STOCK AGREEMENT") and the Deferred Compensation Agreement (the "DEFERRED COMPENSATION AGREEMENT"), each of even date herewith and each between the Company and such Qualified Stockholder, and (c) with respect to any Employee Stockholder, any agreement entered into between such Employee Stockholder and the Company subsequent to the date hereof that is similar to the Stock Agreement or the Deferred Compensation Agreement.

                         (iv) In the event the Company does not elect to purchase any or all of the shares of Offered Securities offered in the Offering Notice, the Company shall give written notice to Voteco and Colony III of its decision not to exercise its rights or of the number of Offered Securities available for purchase (the "REOFFERED SHARES") on or before the final day of such 15-day period. The right to purchase such Reoffer Shares shall pass automatically from the Company to Voteco and Colony III. Voteco and Colony III will have until the 25th day following the Offering Notice to the Company to exercise their purchase rights under this Section 2.4 by written notice to the Offering Stockholder and the Company. The closing of any purchase and sale under this Subsection shall be held within 15 business days following the exercise by Voteco or Colony III, as the case may be, of the repurchase rights hereunder at the principal offices of the Company (or such other location as the parties may agree) on a date and at a time reasonably acceptable to each of Voteco or Colony III, as the case may be, and the Offering Stock-holder. At such closing, Voteco or Colony III, as the case may be, shall make payment in the appropriate amount by means of a certified or cashier's check or a wire transfer for the benefit of the Offering Stockholder against delivery of certificates representing the securities so purchased, duly endorsed in blank by the Person or Persons in whose name such certificate is registered or accompanied by a duly executed and guarantied stock or security assignment separate from the certificate. Voteco's or Colony III's obligation to effect such payment shall be conditioned on the delivery of such securities free and clear of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, except as created by this Agreement, the Award Agreement or the Deferred Compensation Agreement, except (a) as created by this Agreement, (b) with respect to each Qualified Stockholder, the Stock Agreement and the Deferred Compensation Agreement between the Company and such Stockholder, and (c) with respect to any Employee Stockholder, any agreement entered into between such Employee Stockholder and the Company subsequent to the date hereof that is similar to the Stock Agreement or the Deferred Compensation Agreement.

               (b) RIGHT TO SELL. In the event that all of the Offered Securities being offered are not purchased at the closings referred to in Subsections (a)(iii) or (a)(iv), the Offering Stockholder shall have the right to sell or otherwise dispose of all Offered Securities offered in the Offering Notice and not so purchased at the price stated, and upon other terms and conditions not materially more favorable to the Proposed Purchaser in the aggregate than specified, in the Offering Notice. The Offering Stockholder shall have such right for the 90-day period beginning on the earlier of the receipt by the Offering Stockholder of notice from Voteco and Colony III that they elect not to exercise their purchase right under Subsection (a)(iv) and the closing of a purchase and sale under Subsection
(a)(iv), or such longer period not exceeding six months from the earlier of the foregoing clauses (i) and (ii) as may be required for the Proposed Purchaser to become an Approved Purchaser, so long as the Offering Stockholder reasonably believes that the Proposed Purchaser will become, and the Proposed Purchaser is exercising bona fide and good faith efforts to become, an Approved Purchaser in connection with such proposed sale or other disposition of Offered Securities. In the event that the Offering Stockholder does not sell or otherwise dispose of such Offered Securities at the price stated, and upon other terms and conditions not materially more favorable to the Proposed Purchaser in the aggregate than specified, in the Offering Notice within the period set forth in the previous sentence, the right of first offer provided for in this Section 2.4 shall continue to be applicable to any subsequent disposition of such Restricted Securities.

               (c)  EXCEPTION.  Notwithstanding the terms and provisions of
Section 2.4(a) hereof, the right of first offer provided for in this Section
2.4 shall not be applicable to any repurchase of equity securities by the Company upon the retirement or termination of an Employee Stockholder, except as set forth in Subsection 2.4(e) below, or any Exempt Transfer and shall terminate upon the consummation of an IPO.

               (d) TRANSFEREES BOUND. In the event that the right of first offer set forth in this Section 2.4 is not exercised, the purchaser of such Restricted Securities shall be bound by the terms of this Agreement as required by Section 2.2.

               (e) TERMINATION OF EMPLOYMENT OF EMPLOYEE STOCKHOLDER. If an Employee Stockholder ceases to be employed by the Company, for any or no reason, and the repurchase by the Company of Restricted Securities owned by such Employee Stockholder is not governed by any other agreement between the Company and such Employee Stockholder, then (1) such Employee Stockholder shall be deemed an Offering Stockholder, (2) any and all shares of Restricted Securities owned by such Employee Stockholder (excluding (A) shares that are subject to vesting but have not vested and (B) shares that are subject to forfeiture and are forfeited, in each case upon such termination) shall be deemed Offered Securities, (3) the proposed offer price of such Offered Securities shall be the "Fair Market Value" of the Offered Securities on the date of the termination of the Employee Stockholder's employment with the Company and (4) the provisions of Subsections 2.4(a) to 2.4(d) shall be applied.

          For the purposes of this Agreement, "Fair Market Value" (when capitalized, unless the context clearly indicates otherwise) means, as to a Qualified Stockholder, as of any given date, (A) if shares of Common Stock of the same class as the Offered Securities are publicly traded, the closing sale price of such shares on such date (or the nearest preceding date on which the Common Stock was traded) as reported in the Western Edition of THE WALL STREET JOURNAL, or (B) if shares of Common Stock of the same class as the Offered Securities are not publicly traded, the fair market value of the Offered Securities as determined in accordance with the procedures set forth below, in each case based on the per share value of the Company as a whole as of the relevant date, without any discount for the sale of a minority interest and without considering lack of liquidity of such Offered Securities, including transfer and other restrictions on the Offered
     Securities:

               (1) The Board shall determine the fair market value of the Offered Securities in good faith, using commercially reasonable methods and at the Company's sole expense, PROVIDED, that if the Qualified Stockholder is a member of or non-voting observer on the Board, he shall recuse himself from all deliberations of the Board regarding such determination, and except as otherwise provided herein shall not be entitled to receive or be provided access to any minutes or other records of the Board with respect to such determination. The Board shall communicate the per share valuation as so determined in writing to the Qualified Stockholder within twenty business days of the date that his employment with the Company is terminated or the Board takes cognizance of the need to determine the Fair Market Value of the Common Stock, and, upon his request, shall provide to him appropriate supporting documentation regarding the methods, assumptions and other bases used in arriving at such valuation. If acceptable to the Qualified Stockholder, the fair market value of the Offered Securities shall be as so determined.

               (2) If the fair market value as determined under (1) is not acceptable to the Qualified Stockholder, he shall determine the fair market value of the Offered Securities in good faith, using commercially reasonable methods and at the Qualified Stockholder's sole expense, and shall communicate the per share valuation (the "Qualified Stockholder's Value") as so determined in writing to the Board within 20 business days following the Board's communication to the Qualified Stockholder of the per share valuation pursuant to clause (1) above and, upon the Board's request, shall provide to the Board appropriate supporting documentation regarding the methods, assumptions and other bases used in arriving at such valuation. If acceptable to the Board, the fair market value of the Offered Securities shall be as so determined.

               (3) If the fair market value as determined under (2) is not acceptable to the Board, the Board and the Qualified Stockholder shall then negotiate in good faith to agree upon the fair market value of the Offered Securities, based on the valuations under (1) and (2) above.

               (4) If the Board and the Qualified Stockholder shall be unable by the foregoing means to agree upon the fair market value of the Offered Securities within ten business days after the Board has been advised of the Qualified Stockholder's Value, the issue shall then be submitted to binding arbitration in Las Vegas, Nevada according to the rules and procedures of the American Arbitration Association. The Company and the Qualified Stockholder shall each submit to the arbitrator their valuations under (1) and (2) above, together with all supporting documentation regarding the methods, assumptions and other bases used in arriving at such valuation. The arbitrator shall then be instructed to choose which of the two valuations more closely reflects the fair market value of the Offered Securities, and shall not have the right to choose a third valuation as the appropriate fair market value of the Offered Securities. The party whose valuation is not so chosen by the arbitrator shall pay any and all costs and expenses of the arbitration (but not the initial valuation by the other party) including without limitation reasonable attorneys' fees and other fees incurred by the prevailing party in such arbitration.

          For the purposes of this Agreement, "Fair Market Value" (when capitalized, unless the context clearly indicates otherwise) means, as to the Employee Stockholders other than the Qualified Stockholders, as of any given date, (A) if shares of Common Stock of the same class as the Offered Securities are publicly traded, the closing sale price of such shares on such date (or the nearest preceding date on which the Common Stock was traded) as reported in the Western Edition of THE WALL STREET JOURNAL, or
     (B) if shares of Common Stock of the same class as the Offered Securities are not publicly traded, the value of the Offered Securities as determined in good faith by the Board, based upon the per share value of the Company as a whole, without any discount for sale of a minority interest and without considering any lack of liquidity of such Offered Securities, including transfer and other restrictions thereon.

          Section 2.5    TAG-ALONG PROVISIONS.

               (a) GENERAL. Subject to the Transfer Restriction Agreement dated as of the date hereof (the "TRANSFER RESTRICTIONS AGREEMENT") by and among Mr. Barrack, Mr. Davis, Voteco and Colony III, in the event that Voteco or Colony III (in such capacity, a "TAG-ALONG OFFEROR") proposes to offer Restricted Securities to any Person or group of Persons other than an Affiliate (a "THIRD PARTY" and collectively, "THIRD PARTIES"), such sale or other disposition shall not be permitted unless the Tag-Along Offeror shall offer (or cause the Third Party to offer) the Employee Stockholders the right to elect to include, at the sole option of each Employee Stockholder, in the sale or other disposition to the Third Party such number of shares of such class or classes of Restricted Securities that the Tag-Along Offeror proposes to offer that are owned by such Employee Stockholder as shall be determined in accordance with Subsection 2.5(a)(i) (the "TAG-ALONG SHARES"). The Tag-Along Offeror shall deliver a notice (the "TAG-ALONG NOTICE") to the Employee Stockholders stating
(1) the Tag-Along Offeror's bona fide intention to offer such Tag-Along Shares;
(2) the number of shares to be offered for sale; and (3) the price and terms, if any, upon which the Tag-Along Offeror proposes to offer such Tag-Along Shares. Notwithstanding any other provision of the Agreement, Voteco and Colony III shall be permitted to transfer Restricted Securities to each other and to any Affiliate of either of them, PROVIDED that any subsequent attempted transfer by such Affiliate of such Restricted Securities shall be subject to this Subsection 2.5(a).

                      (i) Each Employee Stockholder shall have the right to sell or include in the Third Party offer up to that percentage (the "TAG-ALONG PERCENTAGE") of the number of Restricted Securities owned by such Employee Stockholder (rounded up to the nearest whole share) equal to the ratio of (1) the number of Restricted Securities that the Tag-Along Offeror proposes to offer to the Third Party to (2) the aggregate number of shares of Restricted Securities owned by the Tag-Along Offeror.

                      (ii) The purchase from Employee Stockholders pursuant to this Section 2.5(a) shall be on the same terms and conditions, including the price per share, the form of consideration and the date of sale or other disposition, as are received by the Tag-Along Offeror.

                      (iii)  Promptly (but in no event later than 15
     business days) after the consummation of the sale or other disposition of shares of Restricted Securities of the Tag-Along Offeror and the other Stockholders to the Third Party pursuant to the Third Party offer, the Tag-Along Offeror shall (1) notify such Employee Stockholders of the completion thereof, (2) cause to be remitted to such Employee Stockholders the total sales price attributable to the Tag-Along Shares which such Employee Stockholders sold or otherwise disposed of pursuant to the Third Party offer, and (3) furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Employee Stockholders.

                      (iv) If within 15 business days after the Tag-Along Notice is given, an Employee Stockholder has not accepted the offer to make an inclusion election, such Employee Stockholder will be deemed to have waived any and all of its rights with respect to the sale or other disposition of the Tag-Along Shares described in the Tag-Along Notice. The Tag-Along Offeror shall have the right to sell or otherwise dispose of the Restricted Securities of the Tag-Along Offeror to the Third Party or any other Person upon terms and conditions (including the price per securities) not materially more favorable to the Tag-Along Offeror than were set forth in the Tag-Along Notice. The Tag-Along Offeror shall have such right for the 60-day period beginning on the 15th day after the Tag-Along Notice is given, or such longer period not exceeding six months from the 15th day after the Tag-Along Notice is given as may be required for the Third Party to become an Approved Purchaser, so long as the Tag-Along Offeror reasonably believes that the Third Party will become, and the Third Party is exercising bona fide and good faith efforts to become, an Approved Purchaser in connection with such proposed sale or other disposition.

                      (v) If, at the end of such period, the Tag-Along Offeror has not completed the sale of shares of Restricted Securities of the Tag-Along Offeror in accordance with the terms of the Third Party's offer, all the restrictions on sale contained in this Agreement with respect to Restricted Securities owned by the Tag-Along Offeror shall again be in effect (unless such period is extended with the consent of each of the Employee Stockholders).

               (b) EXCEPTION. Notwithstanding any provision herein to the contrary, Employee Stockholders shall have no right to sell or dispose of Tag-Along Shares pursuant to Subsection 2.5(a) if Voteco, Colony III or any Affiliate of either of them, individually or collectively, proposes to sell to a Third Party or Third Parties any number of shares of Common Stock, if after such sale Voteco, Colony III and their respective Affiliates own in the aggregate (x) if on or before an IPO, at least 80 percent of the then-outstanding common equity of the Company, or (y) if after an IPO, at least 50 percent of the then-outstanding common equity of the Company, or shares of Common Stock representing in the aggregate no greater than 20 percent of the aggregate shares of Common Stock held by Voteco or Colony III as of the date hereof.

               (c) TAG-ALONGS BY QUALIFIED STOCKHOLDERS UPON A SPECIAL DISTRIBUTION EVENT. Each Qualified Stockholder who will receive shares of Common Stock in a Special Distribution Event under a Deferred Compensation Agreement to which such Qualified Stockholder is a party, which Special Distribution Event would arise as a result of the tag-along sale contemplated by a Tag-Along Notice, shall have the following rights and obligations under this Section 2.5 with respect to the sale contemplated by the Tag-Along
Notice: (i) if requested in writing by Voteco at the time the Tag-Along Notice is provided, which request may be made in Voteco's sole and absolute discretion, each such Qualified Stockholder must participate in the tag-along sale by including the full Tag-Along Percentage of Restricted Securities owned by such Qualified Stockholder; or (ii) if no such request is made by Voteco, each such Qualified Stockholder may elect either (x) to include the greater of (1) the full Tag-Along Percentage of Restricted Securities owned by such Qualified Stockholder and (2) the number of shares of Common Stock to be received by such Qualified Stockholder in the Special Distribution Event (such number, the "SALE NUMBER"), or (y) to decline to participate in the tag-along sale and instead to cause the Company to repurchase the Sale Number of Restricted Securities from such Qualified Stockholder for cash at the same price per share to be paid by the Third Party to the Tag-Along Offeror; PROVIDED, that such Qualified Stockholder and the Company will consider in good faith, as an alternative to such a cash repurchase under this clause
(y), a loan or similar arrangement mutually acceptable to the parties to provide liquidity to the Qualified Stockholder for taxes resulting from the Special Distribution Event.

               (d) RELATIONSHIP TO SECTION 2.4. Any proposed Transfer by any Employee Stockholder of Tag-Along Shares pursuant to this Section 2.5 is exempt from Section 2.4, PROVIDED that Voteco or Colony III shall have the right to acquire the Tag-Along Shares on the same terms and at the same time as such shares would otherwise be sold to the Third Party.

          Section 2.6    COMPANY SALE.

               (a) GENERAL. If Voteco, Colony III or their respective Affiliates propose at any time to sell to a Third Party or Third Parties that are Approved Purchasers, Restricted Securities representing 90 percent or more of the then-outstanding common equity of the Company (a "QUALIFIED SALE") or propose to undertake an IPO, all Employee Stockholders (1) will consent to and raise no objections against such Qualified Sale or IPO, (2) in any vote of stockholders required to approve such Qualified Sale, vote the Restricted Securities held by them in favor of such Qualified Sale, PROVIDED that this Subsection 2.6(a)(2) shall not be deemed to subject any such Qualified Sale to any such vote, (3) in such Qualified Sale, will agree to sell the Restricted Securities held by them at the price and on the terms and conditions upon which Voteco, Colony III or their respective Affiliates propose to sell or otherwise dispose of Restricted Securities held by them and (4) if requested by Voteco, Colony III or their respective Affiliates, will consent to and raise no objections to any recapitalization or reclassification of the equity securities of the Company, including any related amendment to the Articles of Incorporation of the Company, required to facilitate such Qualified Sale or IPO, PROVIDED that, as to each class of Common Stock, all shares of such class are treated identically in such recapitalization, reclassification and/or amendment. The Employee Stockholders will take all actions in their capacity as stockholders that Voteco, Colony III or their respective Affiliates reasonably deem necessary or desirable in connection with the consummation of the Qualified Sale or IPO, PROVIDED that, in connection with an IPO, any Employee Stockholder employed by the Company at the time of such IPO shall not be required to be subject to "lock-up" restrictions that are more restrictive than such restrictions to which any other Employee Stockholder having commensurate job duties and responsibilities in the Company is subject, and any Employee Stockholder not employed by the Company at the time of such IPO shall not be required to be subject to "lock-up" restrictions that are more restrictive than such restrictions to which any other Stockholder is subject, and PROVIDED FURTHER that, in connection with a Qualified Sale, the Employee Stockholders shall not be required to be subject to "lock-up" restrictions that are more restrictive than such restrictions to which any other Stockholder is subject. Without limiting the generality of the foregoing, it is expressly agreed that, in respect of a Qualified Sale or IPO in accordance with this Section 2.6, no Stockholder will assert any "dissenters'" or similar statutory or legal right, or otherwise assert any challenge to, such Qualified Sale.

               (b) SAME CONSIDERATION TO ALL STOCKHOLDERS. The obligations of the Employee Stockholders with respect to a Qualified Sale are subject to the satisfaction of the condition that, upon the consummation of the Qualified Sale, all of the holders of Restricted Securities will receive the same form and amount of consideration per share of Restricted Securities, and if any holders of Restricted Securities are given an option as to the form and amount of consideration to be received, all holders will be given the same option, it being understood that if required by applicable law, appropriate tax withholdings shall be deducted.

               (c) SECURITIES LAW COMPLIANCE. If Voteco and Colony III enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction, such Employee Stockholders as Voteco or Colony III may request will, upon such request, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to Voteco and Colony III. If any Employee Stockholder appoints a purchaser representative at the request of the Company, the Company will pay the fees of such purchaser representative.

          Section 2.7 PROPORTIONAL HOLDING REQUIREMENT. Notwithstanding any provision herein to the contrary, in no case shall any Employee Stockholder transfer Restricted Securities if, after giving effect to and as a result of such transfer, such Employee Stockholder would hold a number of shares of Class A Common and Class B Common other than in equal proportion to the number of shares of Class A Common and Class B Common then outstanding, respectively.

                                ARTICLE III
                            REGISTRATION RIGHTS

          Section 3.1 INCIDENTAL REGISTRATION. If, after an IPO, the Company proposes to register any of its Common Stock under the Securities Act in connection with a public offering of such securities solely for cash (other than by a registration in connection with an acquisition or in a manner which would not permit registration of Restricted Securities), it will each such time give prompt written notice to all holders of Restricted Securities of such holders' rights under this Section 3.1. Upon the written request of any such holder received by the Company within 15 days after the receipt of any such notice (which request shall specify the Restricted Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of all Restricted Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Restricted Securities to be so registered, by inclusion of such Restricted Securities in the registration statement which covers the securities which the Company proposes to register, PROVIDED that, if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Restricted Securities, and thereupon the Company (i) in the case of a determination not to register, shall be relieved of its obligation to register any Restricted Securities in connection with such registration (but not from its obligation to pay the Registration Expenses therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering Restricted Securities, for the same period as the delay in registering such other securities. Notwithstanding the foregoing, during the first two years following an IPO (or, in the case of a Qualified Stockholder, at any time if the circumstances of the proposed registration or the sale of securities contemplated thereby gives rise to a Special Distribution Event under a Deferred Compensation Agreement to which such Qualified Stockholder is a party), Restricted Securities held by an Employee Stockholder shall not be eligible for incidental registration rights hereunder and shall not be includible in any such registration statement unless Voteco, Colony or their respective Affiliates are also including Restricted Securities in such registration statement. In the event that during the first two years following an IPO, Voteco, Colony or their respective Affiliates are including Restricted Securities in a registration statement to which incidental registration rights under this Section 3.1 otherwise apply, then each Employee Stockholder shall be entitled to incidental registration rights hereunder only with respect to that number of Restricted Securities bearing the same proportion to all of his Restricted Securities as the Restricted Securities to be registered by Voteco, Colony and their respective Affiliates bears to all Restricted Securities owned by Voteco, Colony and their respective Affiliates in the aggregate. The Company will pay all Registration Expenses in connection with each registration of Restricted Securities requested pursuant to this Section 3.1.

          Section 3.2 PRIORITY IN INCIDENTAL REGISTRATIONS. If the Company reasonably determines that the distribution of all or a specified number of such Restricted Securities concurrently with the other securities being distributed in the proposed registration would interfere with the successful marketing thereof (such determination to state the basis of such belief and the approximate number of such Restricted Securities which may be distributed without such effect), the Company may, upon written notice to all holders of such Restricted Securities, reduce pro rata the number of such Restricted Securities so that the resultant aggregate number of such Restricted Securities so included in such registration shall be equal to the number of shares stated in such determination. The Company shall not enter into any agreement that would result in either the number of Restricted Securities held by Employee Stockholders to be included in a registration pursuant to Section 3.1 being reduced pursuant to the foregoing sentence prior to any similar reduction of shares of Common Stock held by any other holder to be included in such registration pursuant to incidental registration rights, or (b) the reduction rate provided for in the foregoing sentence with respect to the Restricted Securities held by Employee Stockholders being greater than the reduction rate applicable to Common Stock of any other holder to be included in such registration pursuant to incidental registration rights.

                                 ARTICLE IV
                                MISCELLANEOUS

          Section 4.1 LEGEND. The certificates representing the Restricted Securities to be held by each of the Stockholders shall bear the following legend in addition to any other legend that may be required from time to time under applicable law or pursuant to any other contractual obligation:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 2, 1999. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION

     STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

          Each of the parties hereto agrees that it will not transfer any Restricted Securities without complying with each of the restrictions set forth herein and agrees that in connection with any such transfer it will, if requested by the Company, deliver at its expense to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, that such transfer is not in violation of the securities laws of the United States of America or any state thereof or any Gaming Laws.

          Section 4.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to each party at the address of such party set forth below such party's signature on this Agreement or to such address as the party to whom notice is to be given may provide by like notice to each of the other parties to this Agreement, a copy of which notice shall be on file with the Secretary of the Company.

          Section 4.3 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The Transfer Restrictions Agreement and the transactions contemplated by it are transactions contemplated by this Agreement. To the extent any restriction on the activities of the Company or its Subsidiaries under the terms of this Agreement requires prior approval under any Gaming Law, such restriction shall be of no force or effect unless and until such approval is obtained.
If any provision of this Agreement is illegal or unenforceable under any Gaming Law, such provision shall be void and of no force or effect.

          Section 4.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 4.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this agreement and are not intended to confer upon any Person other than the parties any rights or remedies hereunder.

          Section 4.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW.

          Section 4.7 GAMING LAWS. Each of the provisions of this Agreement is subject to and shall be enforced in compliance with the Gaming Laws.

          Section 4.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, PROVIDED that Voteco and Colony III may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any affiliate of Colony Capital, Inc. that assumes Voteco's and Colony III's obligations hereunder; PROVIDED FURTHER that, notwithstanding any provision of this Agreement, no consent of the parties hereto shall be required under this Section 4.8 for the Company to consummate a merger or consolidation so long as such surviving corporation assumes the Company's obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          Section 4.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada or in Nevada state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to commit itself to the personal jurisdiction of any Federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Nevada.

          Section 4.10 AMENDMENTS AND WAIVERS. Except as expressly provided herein, this Agreement may not be amended except by an instrument in writing signed on behalf of the holders of not less than a majority of all shares of Restricted Stock held by all Stockholders, PROVIDED that the approval of Voteco shall be required in any event; PROVIDED FURTHER that any amendment that (i) affects the rights of holders of any class of Common Stock, which amendment does not equally affect the rights of all holders of shares of such class equally on a per share basis, and (ii) affects adversely the rights of any Employee Stockholder hereunder, shall require the written consent of Employee Stockholders holding at least a majority of all Restricted Securities held by Employee Stockholders; and PROVIDED FURTHER any amendment shall not affect the rights as a holder of Restricted Securities of any Employee Stockholder more adversely than any other Employee Stockholder. Voteco shall not enter into any agreement or other arrangement in contemplation or connection with such amendment or waiver with any individual Employee Stockholder that is related to the matters governed by this Agreement unless such agreement applies equally or pro rata to all Employee Stockholders. The agreement or consent of the Company shall not be required to amend this agreement

          Section 4.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

          Section 4.12 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          Section 4.13 ARBITRATION; DISPUTE RESOLUTION PROCESS. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an "ARBITRABLE CLAIM"), shall be settled, at the request of any party of this Agreement, exclusively by final and binding arbitration conducted in Las Vegas, Nevada. All such Arbitrable Claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "CAR"). EACH PARTY HERETO EXPRESSLY CONSENTS TO, AND WAIVES ANY FUTURE OBJECTION TO, SUCH FORUM AND ARBITRATION RULES. Judgment upon any award may be entered by any state or Federal court having jurisdiction thereof. Except as required by law (including, without limitation, the rules and regulations of the Commission and any stock exchange or quotation system which the Restricted Securities are listed on or qualified for inclusion in), no party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Nevada Revised Statutes shall govern the interpretation, enforcement and all proceedings pursuant to this Section 4.13.

          The arbitrators referenced herein shall provide a written statement to all parties to this Agreement setting forth the substantive basis of such arbitrators' resolution of any Arbitrable Claim.

          Adherence to this dispute resolution process shall not limit the right of the parties hereto to obtain any provisional remedy, including without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Arbitrable Claims arising out of or relating to this Agreement.
 The parties further agree that the nature, scope and timing of any production of documents or other information or witness in respect of the resolution of any Arbitrable Claim pursuant to this Section 4.13 shall be in accordance with the CAR.

          The arbitration procedures shall follow the substantive law of the State of Nevada, including the provisions of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with this Agreement and specifically excepting therefrom sections of any such statute dealing with discovery and sections requiring notice of the hearing date by registered or certified mail.

          Section 4.14 WAIVER OF JURY TRIAL. Consistent with Section 4.13, each signatory to this Agreement further waives its respective right to a jury trial of any claim or cause of action arising out of this Agreement or any dealings between any of the signatories hereto relating to the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement or to any other document or agreement relating to the transactions contemplated by this Agreement.

          Section 4.15 TERM. (a) Unless earlier terminated by an instrument in writing amending this Agreement pursuant to Section 4.10, this Agreement shall terminate if (1) Employee Stockholders or their Related Parties no longer beneficially own any shares of Restricted Securities or (2) Voteco, Colony III or their respective Affiliates own Restricted Securities representing less than 25 percent of the then-outstanding common equity of the Company (except if any purported Transfer of such Restricted Securities that results a condition set forth in clause (1) or (2) is in violation of this Agreement).

               (b) Any Employee Stockholder, upon ceasing to beneficially own any shares of Restricted Securities, shall cease to be party to or have any rights under this Agreement.

          Section 4.16 REPRESENTATION BY COUNSEL. Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. The parties to this Agreement participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

          Section 4.17 RELATIONSHIP TO OTHER AGREEMENTS. The provisions of this Agreement shall be in addition to, and shall not be affected (except as expressly provided herein) by, the provisions of the Stock Agreement and the Deferred Compensation Agreement that the Company has entered into with each Qualified Stockholder as of the date hereof and any modification thereof, or the provisions of any other agreement that such parties may enter into hereafter.

                           (Signature pages follow)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              HARVEYS CASINO RESORTS

                              By:  /s/ JOHN J. MCLAUGHLIN
                                   -----------------------------------
                                   Name:     John J. McLaughlin
                                   Title:    Senior Vice President, Chief
                                             Financial Officer, Treasurer

                              ADDRESS:  Highway 50 and Stateline Avenue
                                        Lake Tahoe, Nevada 89449
                                        Attn:  President

                               COLONY HCR VOTECO, LLC


                               By:  /s/ KELVIN L. DAVIS
                                   ----------------------------------
                                   Name:     Kelvin L. Davis
                                   Title:    Member

                                   ADDRESS: 1999 Avenue of the Stars, Suite 1200
                                            Los Angeles, California  92718
                                            Telecopy:     (310) 282-8813



                           STOCKHOLDERS AGREEMENT

                                    COLONY INVESTORS III, L.P.


                                    By:  COLONY CAPITAL III, L.P.,
                                         its general partner


                                    By:  COLONY GP III, INC.,
                                         its general partner


                                    By:  /s/ KELVIN L. DAVIS
                                        ------------------------------
                                        Name:     Kelvin L. Davis
                                        Title:    President and Chief
                                                  Operating Officer


                                    ADDRESS:  1999 Avenue of the Stars,
                                              Suite 1200
                                              Los Angeles, California  92718
                                              Telecopy:     (310) 282-8813


                                    /s/ CHARLES W. SCHARER
                                    ------------------------------
                                    CHARLES W. SCHARER


                                    ADDRESS:  c/o Harveys Casino Resorts
                                              Highway 50 and Stateline Avenue
                                              Lake Tahoe, Nevada 89449


                                   /s/ STEPHEN L. CAVALLARO
                                   -----------------------------------
                                   STEPHEN L. CAVALLARO

                                   ADDRESS:  c/o Harveys Casino Resorts
                                             Highway 50 and Stateline Avenue
                                             Lake Tahoe, Nevada 89449



                       STOCKHOLDERS AGREEMENT

                                     /s/ JOHN J. MCLAUGHLIN
                                     ------------------------------
                                     JOHN J. MCLAUGHLIN

                                     ADDRESS:  c/o Harveys Casino Resorts
                                               Highway 50 and Stateline Avenue
                                               Lake Tahoe, Nevada 89449


                       STOCKHOLDERS AGREEMENT

                                                           SCHEDULE A


                      LIST OF STOCKHOLDERS


Colony HCR Voteco, LLC

Colony Investors III, L.P.

Charles W. Scharer

Stephen L. Cavallaro

John J. McLaughlin

Gary D. Armentrout*

Edward B. Barraco*

John R. Bellotti*

James J. Rafferty*

Kevin O. Servatius*

Verne H. Welch, Jr.*


---------------
* To be party by Joinder dated no later than February 9, 1999.

                                                      EXHIBIT 1


                            [FORM OF]

                 STOCKHOLDERS AGREEMENT JOINDER


     As of the date set forth below, the undersigned is [acquiring from
_______________________ ("       ")][being issued] [options to acquire]
__________ shares of the _________________ Stock (the "SHARES"), of Harvey Casino Resorts (the "COMPANY"). By execution of this Stockholders Agreement Joinder, the undersigned[, as successor to _______ in respect of the Shares,] shall be deemed to be a party to that certain Stockholders Agreement, dated as of February 2, 1999, by and between the Company and the Stockholders identified therein (the "STOCKHOLDERS AGREEMENT"). Pursuant to Section 4.8 (but subject to Sections 2.2 and 2.3) of the Stockholders Agreement, the undersigned[, as successor to _______ in respect of the Shares,] shall have all rights, and shall observe all the obligations, applicable to a "STOCKHOLDER" as set forth in the Stockholders Agreement. In order to give effect to this transaction, please add the undersigned to the list of "Stockholders" as set forth in Schedule A to the Stockholders Agreement.



Name: __________________________



ADDRESS:



     By:  ____________________________
          Name:
          Title:



 Date: